Exhibit 3.64

This is to Certify that the annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

Sent by Facsimile Transmission 1435369	In testimony whereof, I have hereunto set my hand, in the City of Lansing, this 15th day of February, 2017 Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau

ARTICLES OF INCORPORATION

OF

DAVERMAN ASSOCIATES, INC.

These Articles of Incorporation are signed and acknowledged by the Incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, known as the Michigan General Corporation Act, as follows:

ARTICLE I.

The name of this corporation is:

DAVERMAN ASSOCIATES, INC.

ARTICLE II.

The purpose or purposes of this corporation are as follows:

To engage in the practice of architecture, engineering and land surveying as professional architects, engineers and land surveyors, and to carry on operations in connection with and incident thereto, with all of the powers conferred upon corporations by the laws of the State of Michigan now or hereafter in effect; to purchase, awn, lease, exchange, improve, develop, deal in, mortgage and pledge any and all real and personal property of every kind and nature, including rights, interests, franchises, licenses, privileges, patents, designs, processes and inventions; to acquire, by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of and deal in all forms of securities, including shares, stocks, bonds, debentures, notes, mortgages, evidences of indebtedness and certificates of interest by whomsoever issued; to act in any and all parts of the world in any capacity what soever as financial or business agent or representative, general or special; to issue, purchase, hold, sell, transfer, re-issue, or cancel shares of its awn capital stock or its own securities or obligations in the manner and to the extent now or hereafter authorized or permitted by the laws of the State of Michigan; and do all other acts and things incidental to or in the aid of any of the objects or poses of this corporation.

Nothing herein shall be construed as granting the corporation the right to operate as a public utility either in interstate or intrastate commerce, or authorize or permit the corporation to conduct any business of selling of tangible personal property, unless a license shall have been obtained as required by the provisions of Act 167 of the Public Acts of Michigan of 1933, as amended, or as giving the corporation any rights, powers or privileges not permitted to it by the laws of the State of Michigan.

ARTICLE III.

Location of the first registered office is 924 Grandville Avenue, S.W., Grand Rapids, Kent county, Michigan.

Post office address of the first registered office is 924 Grandville Avenue, S.W., Grand Rapids, Michigan 49503.

ARTICLE IV.

The name of the first resident agent is

Herbert G. Daverman

ARTICLE V.

The total authorized capital stock of this corporation is Two Hundred Fifty Thousand (250,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

All shares shall have equal rights and privileges.

ARTICLE VI.

The names and places of residence or business of the Incorporators and the number of shares subscribed for by them is as follows:

Name	Address	No. of Shares Common

Herbert G. Daverman	1105 Santa Barbara Dr., S.E., Grand Rapids, Michigan	175

Joseph T. Daverman	2240 E. Shiawasee, S.E.,	175

Robert J. Daverman	1112 Santa Barbara Dr., S.E., Grand Rapids, Michigan	175

Edward H. Daverman	601 Mulford Drive, S.E. Grand Rapids, Michigan	175

Jacob H. Knol	2142 Rosewood Ave., S.E. Grand Rapids, Michigan	100

Peter R. Van Putten	1051 Underwood Ave., S.E. Grand Rapids, Michigan	100

Jay H. Volkers	1653 Cambridge, S.E. Grand Rapids, Michigan	100

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ARTICLE VII.

The names and addresses of the first Board of Directors are as follows:

Name	Address

Herbert G. Daverman	1105 Santa Barbara Dr., S.E. Grand Rapids, Michigan

Joseph T. Daverman	2240 E. Shiawasee, S.E. Grand Rapids, Michigan

Robert J. Daverman	1112 Santa Barbara Dr., S.E. Grand Rapids, Michigan

Edward H. Daverman	601 Mulford Dr., S.E., Grand Rapids, Michigan

Jacob H. Knol	2142 Rosewood Ave., S.E., Grand Rapids, Michigan

Peter R. Van Putten	1051 Underwood Ave., S.E. Grand Rapids, Michigan

Jay H. Volkers	1653 Cambridge, S.E., Grand Rapids, Michigan

ARTICLE VIII.

The term of this corporation shall be perpetual.

ARTICLE IX.

All of the powers of this corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation.

ARTICLE X.

The Board of Directors of the corporation is hereby empowered to authorize and cause to be executed mortgages and liens without limit as to amount on the real and personal property of this corporation.

ARTICLE XI.

The Board of Directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock of the corporation, with or without par value, of any class, whether now or hereafter authorized and of securities convertible into shares of its stock, whether now or hereafter authorized, for such considerations as said Board of

3

Directors may from time to time deem advisable, subject to such limitations and restrictions, if any, as may from time to time be prescribed by the laws of the State of Michigan.

ARTICLE XII.

In the absence of fraud, no contract or other transaction between the corporation and any other corporation or any individual, association or firm shall be in any way affected or invalidated by the fact that any of the directors of the corporation are interested in such other corporation, association or firm, or personally interested in such contract or transactions, nor shall any director so interested be liable to account to the corporation for any profit made by him from or through any such contract or arrangement so adopted by the Board of Directors, or which may be ratified and approved by the shareholders entitled to vote, by reason of such director holding such office, or the fiduciary relation there by established.  Any director of the corporation may vote upon any contract or other transaction between this corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

Any transaction, contract or act of the corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the shareholders entitled to vote at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by law or by these Articles of Incorporation, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed to render the same in any way invalid, nor deprive the directors and officers of their right to proceed with such contract, transaction or act.

ARTICLE XIII.

The Board of Directors shall have the power at any time, or from time to time (without any action by the shareholders of the corporation) to create and issue, whether or not in connection with the issue and sale of any shares of stock or other Security of the corporation, rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors.  The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, the price or prices at which, any such shares may be purchased from the corporation upon the exercise of any such right or option, shall he such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and in every case set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

ARTICLE XIV.

The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of

4

any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Michigan.

The corporation, from time to time, may resell any of its own stock, purchased or otherwise acquired by it, at such price as may be fixed by its Board of Directors.

A director shall be rully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus and/or other funds from which dividends might properly be declared and paid.

ARTICLE XV.

This corporation reserves the right to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.

ARTICLE XVI.

The officers and directors of this corporation shall be registered architects, registered professional engineers or registered professional land surveyors under the laws of the State of Michigan.

5

IN WITNESS WHEREOF, the Incorporators have signed these Articles of Incorporation this              , day of January, A.D. 1965.

Herbert Daverman

Joseph T. Daverman

Robert J Daverman

Edward H. Daverman

Jacob H. Knol

Peter R. Van Putten

Jay H.Volkers

STATE OF MICHIGAN	)
:SS.
County of Kent	)

On this           , day of January, 1965 before me appeared Herbert G. Daverman, Joseph T. Daverman, Robert J. Daverman, Edward H. Daverman, Jacob H. Knol, Peter R. Van Putten and Jay H. Volkers who executed the foregoing instrument, to me personally known to be the persons described in said instrument, and acknowledged that they executed the same as their free act and deed.

Notary Public, Kent County, Michigan
My Commission expires:

RECEIVED FEB 1 1965 MICHIGAN CORPORATION AND SECURITIES COMMISSION ARTICLES OF INCORPORATION OF DAVERMAN ASSOCIATES, INC. FILED FEB - 1 1965 WARNER, NORGROSS & JUDD GRAND RAPIDS, MICHIGAN MICHIGAN CORPORATION AND SECURITIES COMMISSION FEB 1 - 1965

STATE OF MICHIGAN

COUNT OF                        }ss.

On this             day of                before me appeared                           , of the                                     which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is the president or vice president of said corporation, and that * [the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed * [and sealed] in behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

(Signature of Notary)

(Print or type name of Notary)

* If corporation has no seal strike out the words in brackets and add at end of acknowledgment the following “and that said corporation has no corporate soal”.	Notary Public for County. State of Michigan My commission expire (Notarial seal required if acknowledgment taken out of State)

Mail Three Signed and Acknowledged Copies To:
Michigan Department of Commerce
Michigan Corporation and Securities Bureau
P.O. Drawer C Lansing, Michigan 48904

                       Filing Fee $5.00

(Make fee payable to State of Michigan)

STATE OF MICHIGAN  MICHIGAN DEPARTMENT OF TREASURY Corporation Division Lansing, Michigan  Note Mail ONE signed copy to: Michigan Department of Treasury Corporation Division P.O.  Lansing, Michigan 48904 Filing fee $5.00 (Make fee payable to state of Michigan)  DO NOT WRITE IN SPACE BELOW - FOR DEPARTMENT USE Date Received: MAR 28 1972  FILED  MAR 30 1972 STATE TREASURER Michigan Department of Treasury  CERTIFIED RESOLUTION OF CHANGE OF RESIDENT AGENT I, Richard L. Hoolsema,  Assistant Secretary, of DAVERMAN ASSOCIATES, INC. , a Michigan corporation, whose registered office is located at 200 Monroe Avenue, N.W. Grand Rapids Kent Michigan 49502, do hereby certify that the following is a true and correct copy of the resolution adopted by the board of directors of said corporation by written consent or at a meeting called and held on the 9th day of March 1971.  “Resolved that Jay H. Volkers is appointed the resident agent of this corporation in charge of its registered office, and that all prior appointmentS of other resident agents for such purpose are hereby revoked.” Signed on  1972 Richard L. Hoolsema FORM 11A

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES: OTHERWISE, COMPLETE SECTION (b)  a. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of ,19.In accordance with the provisions of the Act by the unanimous  consent of the incorporator(s) before the first meeting of the board of directors or trustees.  Signed this day of 19  (Signatures of all incorporators; type or print name under each signature)  b. The foregoing amendment  to the Articles of Incorporation was duly adopted on the -18th day  of September  , 19 87 The amendment: (check one of the following) was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on anonstock directorship basis. The necessary votes were cast in favor of the amendment. was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis. was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written Consent by lees then all 01 the shareholders or members is permitted only if such provision appears in the articles of Incorporation.)   was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act. Signed this 1st day of October , 1987 By [Signature] Nell A. Dick President (Type or print Name and Title)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees:

Preparer’s name and business telephone number:

C T Corporation System
Attn: Jeff Goins
P.O. Box 807
Dallas, Texas 75221

INFORMATION AND INSTRUCTIONS

1.                                      This form is issued under the authority of Act 284, P.A. of 1972, as amended, and Act 162, P.A. of 1982.  The amendment cannot be filed until this form, or a comparable document, is submitted.

2.                                      Submit one original copy of this document.  Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau.  The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible.  Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.                                      This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles - of incorporation of a domestic profit or nonprofit corporation.  A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members.  A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but.:  if it has members, the members are not entitled to vote.

4.                                      Item 2  — Enter the identification number previously assigned by the Bureau.  If this number is unknown, leave it blank.

5.                                      Item 4 — The entire article being amended must be set forth in its entirety.  However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.                                      This document is effective on the date approved and filed by the Bureau.  A later effective date, no more than 90 days after the date of delivery, may be stated.

7.                                      If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators.  If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8.                                      FEES:  Filing fee (Make remittance payable to State of Michigan)                  $10.00

Franchise fee for profit corporations (payable only if authorized capital stock has increased) — 1/2 mill (.0005) on each dollar of increase over highest previous ‘authorized capital stock.

9.                                      Mail form and fee to:

Michigan Department of Commerce
Corporation and Securities Bureau
Corporation Division
P.O. Box 30054
Lansing, MI 48909
Telephone:  (517) 373-0493

NOTE:  THE FOLLOWING ANNUAL REPORT HAS BEEN INCLUDED WITHIN THE RECORD FOR THIS CORPORATION DUE TO THE FILING OF A CHANGE OF REGISTERED OFFICE AND/UK RESIDENT AGENT ON THE ANNUAL REPORT.  THE PRESENCE OF THIS REPORT IN NO WAY IMPLIES THAT THE REPORT ITSELF, OTHER THAN THE INFORMATION RELATED TO THE CHANGE OF REGISTERED OFFICE AND/OR RESIDENT AGENT, HAS BEEN ACCEPTED, BY THE CORPORATION AND SECURITIES BUREAU.

1119 $12.50  MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU (FOR BUREAU USE ONLY) FILED NOV 1 8 1992 Administrator MICHIGANDEPARTMENT Of COMMERCE Corporation & Securities Bureau Date Received NOV 1 8 1992  CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION  For use by Domestic Corporations (Please read information and Instructions on last page)  Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:  1. The present name of the corporation is: Greiner, Inc. Great Lakes  2. The corporation identification number (CID) assigned by the Bureau is: 118-575  3. The location of its registered office is:  82 Ionia Avenue, N.W. Street Address Grand Rapids City Michigan Zipcode 49503-3044  4. Article II of  the Articles of incorporation is hereby amended to read as follows:  Please see attached Exhibit A

 5. COMPLETE SECTION [a] IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION [b] a. The foregoing amendment to the Articles of Incorporation was duly adopted on the- day of ,19, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees. Signed this day of , 19 b. The foregoing amendment to the Articles of Incorporation was duly adopted on the 17th day of November ,1992. The amendment: (check one of the following) was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a Profit coporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment. was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis. was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.) was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit corporation, and Section 407(2) of the Act if a profit corporation. Signed this 17th day of November, 1992 By Robert L. Costello Vice Preident

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees:

Preparer’s name and business telephone number:

Attn: Chery J. Krawczyk
Michigan Runner Service
P.O. Box 266
Eaton Rapids, MI 48827

INFORMATION AND INSTRUCTIONS

1.                                      The amendment cannot be filed until this form, or a comparable document, is submitted.

2.                                      Submit one original copy of this document.  Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau.  The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible.  Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.                                      This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation.  Do not use this form for restated articles.  A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members.  A nonprofit corporation formed on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4.                                      Item 2 — Enter the identification number previously assigned by the Bureau.  If this number is unknown, leave it blank.

5.                                      Item 4 — The article being amended must be set forth in its entirety.  However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.                                      This document is effective on the date approved and filed by the Bureau.  A later effective date, no more than 90 days after the date of delivery, may be stated.

7.                                      If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a non-profit corporation.  If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

8.                                      FEE:  (Make remittance payable to the State of Michigan.

Include corporation name and CID Number on check or money order)        $10.00
Franchise fee for profit corporations (payable only if authorized shares have increased):  each additional 20,000 authorized shares or portion thereof        $30.00

EXHIBIT A

The purpose or purposes of this corporation are as follows:

To engage in the practice of architecture, engineering, structural engineering and land surveying as professional architects, engineers, structural engineers and land surveyors, and to carry on operations in connection with and incident thereto, with all of the powers conferred upon corporations by the laws of the State of Michigan now or hereafter in effect; to purchase, own, lease, exchange, improve, develop, deal in, mortgage and pledge any and all real and personal property of every kind and nature, including rights, interests, franchises, licenses, privileges, patents, designs, processes and inventions to acquire, by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of and deal in all forms of securities, including shares, stocks, bonds, debentures, notes, mortgages, evidences of indebtedness and certificates of interest by whomsoever issued; to act in any and all parts of the world in any capacity whatsoever as financial or business agent or representative, general or special; to issue, purchase, hold, sell, transfer, re-issue, or cancel shares of its own capital stock or its own securities or obligations in the manner and to the extent now or hereafter authorized or permitted by the laws of the State of Michigan; and do all other acts and things incidental to or in the aid of any of the objects or purposes of this corporation.

Nothing herein shall be construed as granting the corporation the right to operate as a public utility either in interstate or intrastate commerce, or authorize or permit the corporation to conduct any business of selling of tangible personal property, unless a license shall have been obtained as required by the provisions of Act 167 of the Public Acts of Michigan of 1933, as amended, or as giving the corporation any rights, powers or privileges not permitted to it by the laws of the State of Michigan.

a LOCAL OFFICE	375 HUDSON STREET
TO KNOW YOU BETTER	33TH FLOOR
A NATIONWIDE NETWORK	NEW YORK, NY 10014-3660
TO SERVE YOU BETTER	212-463-2700

February 6, 1996

Ms. Ann Baker

Michigan Department of Commerce

Corporation & Securities Bureau

6546 Mercantile Way

Lansing, MI 48911

RE:  Change of Registered Office Address

Dear Ms. Baker:

This letter is to certify that The Prentice-Hall Corporation System, Inc has changed its address in Michigan from:  501 South Capitol Avenue, Lansing, Michigan 48933 to:

601 Abbott Road
East Lansing, MI 48823

We are notifying all of the active corporations and limited liability companies for which The Prentice-Hall Corporation System, Inc. acts as resident agent of this change of address.  We would appreciate it if you would update your records.

We have previously sent you a check in the amount of $13,405 to cover the filing fee for the 2648 corporations and 33 limited liability companies for which your records indicate that The Prentice-Hall Corporation System, Inc., acts as agent.

Please provide us with an alphabetical listing of the names of all the corporations and limited liability companies for which the registered office has been changed and the date the change was filed.

Your kind assistance in this matter is greatly appreciated.

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

William a Popeo
Vice President

STATE OF N.Y.
COUNTY OF N.Y.
Sworn before me this 6th day of February 1996

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CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit.ndNOnptOitCO(J)Onltions (reacllr«nutiOt'la'IOlnatuei.!Ol'\i 01'111helast P8'.1!") «N:l 162, ACife"""of $!1:1 An:ltlllt tobe pn:J!f1:/onts Q/Ad 2oU. I\IOi::Nh ol 1912 (.Qrr'Oft ( QJIPOi 4 ::Q. :hturGIIII:·o 'CIJII;;oa5a::: R:rlloMVcertfc.w.: j uu-n RLEO Y 2:2"" MA

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CEIHIFICATEOFCHAHGEOFREGISTEREOOFFICEI.NDIORCHANGE OF RESIDENT AGENT Fet u&ebyOOIYMI$tlc andForetgn CorporationsJnel Limited LlabUtiy companln !PIM$01_,$01'1aM ort f'Mti(Ja• /M g(.-,u#oi,P. ..b\oA<ft <fli tiJ12{pm(AQ)t!'OIOni AdJit.?, \;-'dlr oll «tr.IIO"'Q. AA <'k:l uPl.o Atn o/I'Ht t'OdlloUi. t(lo'llplfiQll - -OcaowwfcMttfiho.fi01illlb\1.r -IYI!! Ill: •.Tha cl fiCII)\Il!INidOI'I'beGtl f'le...tlitlr.'e8 i$: (;.. ''"" "' "'"cf lhe te(lsl*•.,t:o:t O'IIDI:I Wn lho:l &ifQolo• : - HTIR IMITUII nIH·ORIIo\liON o\S IISltOU L.O WCJW'IAOM ntf:ll'll8LIC lltlCORO ·-,Mdlill.. i .t. a. TNt-d.\"'...a,.lo.r';IIW'll$:Thot'QI'NI'Mi.'W!OCmr-r !J, fllo-\lfl"'o:!"'"'IJ(Ijo"; c..ncami!!!!X lMI»nt•ef!RMJ B:nthl• r'"""' 4!M! e•_, ; , T,....J aOJ":I<I'IIhlo.:oiQ-.SCII OOif OIO!AH(61f: 1. , ,.,.....,.d, . ODr Q<IhlfO!dliiJM•r rlr. i/P.$OOIUOJ:ATT<::t'(jT LAlr::f$ fh:l ..,i:lnU:lll>ei' -Q:"'ildlt'OUCl uts1$I 3. a. t tll'ltl onr.e-O). Of.!0t1,...-.itllltle a.""ui!J: Th• ft1tt,..lUJ.l C"tpou.t1.4fl St;ll tlla. tn<. 601 ).-)! >Ott u..r. t Lo.n.d.lll:.N l.Q.!2l ·-...-.o ....

CERTIFICATE OF MERGER

OF

URS GREINER WOODWARD-CLYDE LICENSING CORP.
A Delaware corporation

INTO

URS CORPORATION GREAT LAKES
a Michigan corporation

The undersigned corporations do hereby certify that:

1.             The name of each constituent entity and its identification number is:

URS Greiner Woodward-Clyde Licensing Corp.	[none]
URS Corporation Great Lakes	118575

2.             The name of the surviving entity and its identification number is:

URS Corporation Great Lakes	118575

3.             An Agreement and Plan of Merger and Reorganization (the “Agreement and Plan of Merger”) between URS Greiner Woodward-Clyde Licensing Corp. and URS Corporation Great Lakes has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in the manner and by the vote required by Section 450.1711 of the Michigan Business Corporation Act

4.             The articles of incorporation of URS Corporation Great Lakes, a Michigan corporation, the surviving corporation, shall not be amended by this merger and shall be the articles of incorporation of the surviving corporation.

5.             The authorized capital stock of URS Greiner Woodward-Clyde Licensing Corp. consists of 1,000 shares of common stock, par value $1.00 per share.  The authorized capital stock of URS Corporation Great Lakes consists of 250,000 shares of common stock, par value $1.00 per share.  The outstanding capital stock of URS Greiner Woodward-Clyde Licensing Corp.  consists of 1,000 shares of common stock, par value $1.00 per share.  The outstanding capital stock of URS Corporation Great Lakes consists of 84,000 shares of common stock, par value $1.00 per share.  All classes of stock are entitled to vote.

6.             The Agreement and Plan of Merger was approved by the Board of Directors of each of URS Greiner Woodward-Clyde Licensing Corp. and URS Corporation Great Lakes in accordance with Section 450 1701 of the Michigan Business Corporation Act.

7.             The Agreement and Plan of Merger was approved by Dames & Moore Group, the sole stockholder of each of URS Greiner Woodward-Clyde Licensing Corp. and URS Corporation Great Lakes, in compliance with Section 450.1703(a) of the Michigan Business Corporation Act.

8.             No shares of URS Corporation Great Lakes are to be issued or any consideration given for the shares of URS Greiner Woodward-Clyde licensing Corp., but upon the effective date of the certificate of merger, the shares of stock of URS Greiner Woodward-Clyde Licensing Corp. shall be surrendered for cancellation to URS Corporation Cheat Lakes.

9.             All entities party to this merger have complied with the laws of their respective jurisdiction or organization concerning this merger.

10.          A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

11.          This merger shall be effective upon filing of this Certificate of Merger with the office of the Michigan Secretary of State.

12.          It is intended that the merger qualify as a tax-free reorganization within the meaning of Section 36800(1)(A) of the Internal Revenue Code of 1986, as amended.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the constituent corporations, by officers thereunto duly authorized.

Dated as of December 1, 2001

URS CORPORATION GREAT LAKES
a Michigan corporation

By:
Joseph Masters
Vice President

URS GREINER WOODWARD-CLYDE LICENSING CORP.
a Delaware corporation

By:
Kent P. Ainsworth
President

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of director or trustees. The foregoing amendment to the Articles of incorporation was duly adopted on the day of in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of (signature) (signature) (Type or Print Name) (Type or Print Name) (Signature) (signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 31st day of August 2015 by the (check one of the following) shareholders at a meeting in accordance with Section 511(3) of the Act. written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. board of a profit corporation pursuant to Section 811(2) of the Act Profit Corporation and Professional Service Corporations Signed this 31st day of August 2015 Smith Corporate Secretary Tpye or Print Name